EXHIBIT 10.01

THE STEAK N SHAKE COMPANY
EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT, made this 12th day of April, 2008 by and between THE STEAK N SHAKE COMPANY, an Indiana corporation with its principal office at 36 South Pennsylvania Street, Indianapolis, Indiana (the "Company") and                              ("Grantee") pursuant to the terms, conditions and limitations contained in the Company's 2008 Equity Incentive Plan (the "Plan").

WHEREAS, in the interests of affording an incentive to the Grantee to give his/her best efforts to the Company as a key employee, the Company wishes to provide that the Grantee shall have an option to buy shares of the common stock ("Common Stock") of the Company:

NOW, THEREFORE, it is hereby mutually agreed as follows:

1.
Grant of Options.  The Company hereby grants to the Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of                shares (hereinafter called "Subject Shares") of the presently authorized, but unissued, or treasury Common Stock of the Company at a purchase price of  $7.48 per share, exercisable in whole or in part from time to time subject to the limitation that no option may be exercised with respect to fewer than one hundred (100) shares unless there are fewer than one hundred (100) shares then subject to purchase hereunder, in which event any exercise must be as to all such shares and subject to the further limitation that the options represented by this Agreement shall be exercisable only at such times and in such amounts as are set forth on Schedule I, attached hereto and made a part hereof.  The option shall expire as to all Subject Shares on the tenth anniversary date of this Agreement if not exercised on or before such date.

2.
Regulatory Compliance.  This option may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of the securities issued pursuant to the Plan have been met and the Company has been advised by counsel that all applicable requirements have been met.

3.
Exercise of Options.  Subject to the limitation specified in Section 2 and Schedule I hereof, the Grantee may from time to time exercise this option by delivering a written notice of exercise and subscription agreement to the Secretary of the Company specifying the number of whole shares to be purchased, accompanied by payment in cash, by certified check, or bank cashier's check, of the aggregate option price of such number of shares; provided, however, that the Grantee may make payment in the form of delivery to the Company of Common Stock of the Company owned by the Grantee, the fair market value of which equals the aggregate option price, or by payment partially in cash and partially in Common Stock of the aggregate option price.  For this purpose, any shares so tendered by the Grantee shall be deemed to have a fair market value equal to the closing sales price for the shares on the New York Stock Exchange on the last trading day prior to the exercise.  Only the Grantee may exercise the option during the lifetime of the Grantee.  No fractional shares may be purchased at any time hereunder.

4.
Termination of Employment.  If the Grantee ceases to be an employee of the Company or any of its subsidiaries for any reason other than retirement, disability, or death, this option shall forthwith terminate.

a.
If the Grantee's employment by the Company or any of its subsidiaries is terminated by reason of retirement (which means such termination of employment as shall entitle the Grantee to benefits under the Company's 401k Plan or any successor plan of the Company), the Grantee may exercise any option granted hereunder (whether vested or not under the terms hereof) in whole or in part at any time within three months after such retirement, but not later than the date upon which this option would otherwise expire.

b.
If the Grantee ceases to be an employee of the Company or any of its subsidiaries because of death or disability, the Grantee (or his/her estate) may exercise any option granted hereunder (whether vested or not under the terms hereof) in whole or in part at any time within one year after such termination of employment by reason of such disability, but not later than the date upon which this option would otherwise expire.

c.
If Grantee is terminated without cause (as that term is defined in the Plan) within on e year of a Change in Control (as that term is defined in the Plan) then the Grantee may exercise any options granted hereunder which were vested at the date of termination within one year of the termination, although in no event after the options would otherwise expire.

5.
Incentive Stock Options.  This Stock Option Agreement is intended to grant an option which meets the requirements of stock options as defined in Section 422A of the Internal Revenue Code.  Subject to and upon the terms, conditions and provisions of the Plan, each and every provision of this Stock Option Agreement shall be administered, construed and interpreted so that the option granted herein shall qualify as an incentive stock option.

6.
Effect of Change of Control.  If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a Change in Control (as defined in the Plan) occurs, awards hereunder that are not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Options which have previously been exercised or otherwise terminated will become exercisable.

7.
Delivery of Certificates.  Upon the effective exercise of the option, or any part thereof, certificates representing the shares so purchased, marked fully paid and non-assessable shall be delivered to the person who exercised the option as soon as the Company is reasonably able to do so. Until certificates representing such shares shall have been issued and delivered, the Grantee shall not have any of the rights or privileges of a shareholder of the Company in respect of any of such shares.

8.
Stock Splits or Dividends.  In the event that prior to the delivery by the Company of all the Subject Shares, there shall be an increase or reduction in the number of shares of Common Stock of the Company issued and outstanding by reason of any subdivision or consolidation of the Common Stock or any other capital adjustment, the number of shares then subject to this option shall be increased or decreased as provided in the Plan.

9.
No Assignment.  The option and the rights and privileges conferred by this Option Agreement shall not be assigned or transferred by the Grantee in any manner except by will or under the laws of descent and distribution.  In the event of any attempted assignment or transfer in violation of this paragraph, the option, rights and privileges conferred by this Stock Option Agreement shall become null and void.

10.
Employment at Will.  Nothing herein contained shall be deemed to create any limitation or restriction upon such rights as the Company would otherwise have to terminate a person as an employee of the Company

11.
Notices.  Any notices to be given or served under the terms of this Option Agreement shall be addressed to the Secretary of the Company at 36 South Pennsylvania Street, Indianapolis, Indiana, 46204, and to the Grantee at the address on file with the Company from time to time, or such other address or addresses as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given or served, if and when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, and deposited in the United States mail or set via reputable overnight carrier.

12.
Interpretation of Agreement and Plan.  The interpretation by the Board of Directors’ Compensation Committee of any provisions of the Plan or of this Stock Option Agreement shall be final and binding on the Grantee unless otherwise determined by the Company's Board of Directors.

13.
Controlling Document.  This option is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference and to such regulations as may from time to time be adopted by the Committee. A copy of the Plan is available for free on the Company’s web site, www.steaknshake.com in the Company’s 2008 Proxy Statement.  In the event of any conflict between the provisions of the Plan and the provisions of this Stock Option Agreement, the terms, conditions and provisions of the Plan shall control, and this Stock Option Agreement shall be deemed to be modified accordingly.

14.
Governing Law.  This Stock Option Agreement shall be governed by the laws of the State of Indiana.  Any suit filed regarding this Agreement shall be venued only in the Federal District Court for the Southern District of Indiana, Indianapolis, Indiana.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Stock Option Agreement as of the day and year first above written.

"COMPANY"

By: ___________________________________
ATTEST:                                                                                                 Wayne L. Kelley, Interim Chairman and CEO

_________________________________                               “GRANTEE”
David C. Milne, Corporate Secretary
___________________________________

                          SCHEDULE I

STOCK OPTION AGREEMENT OF   _____________________ ("Grantee")

                                Number of Shares

Exercisable After                                              Installment                                     Cumulative Available

4/12/09                                                     _______                                             _______

4/12/10                                                     _______                                             _______

4/12/11                                                     _______                                             _______

4/12/12                                                     _______                                             _______